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                                                                    Exhibit 99.1


           Andrea Electronics Corporation Announces New President and Chief Operating Officer


     MELVILLE, N.Y., Nov. 24 -- Andrea Electronics Corporation announced today the appointment of Christopher P. Sauvigne to the position of President and Chief Operating Officer. Mr. Sauvigne, a Partner at Andersen Worldwide, brings more than 16 years of industry expertise in tax and business advisory consulting for numerous international companies within the high technology, financial services, consumer products, telecommunications and defense contracting industries. As President and Chief Operating Officer, Mr. Sauvigne will be responsible for worldwide operations and corporate development. In addition, Chris Sauvigne will join the Company's Board of Directors.

    "We are pleased to announce a very positive step in the growth of our executive management team at Andrea Electronics. We are especially proud to welcome Christopher and believe that he will be a key element in a team fully committed to our long term global success," said John N. Andrea, Co-chairman and Co-chief Executive Officer at Andrea Electronics Corporation. "Christopher is a client-driven decision maker and brings to Andrea Electronics a strong record of success."

    Mr. Sauvigne has been with Arthur Andersen LLP since 1982, where he was a Partner. He was the head of the Northeast Strategic Tax Consulting Services group and was a designated leader of an international consulting team in the firm's metropolitan New York region. In addition to the extensive advisory engagements that Mr. Sauvigne was responsible for, he has given frequent strategic and international advisory presentations to a broad range of audiences that have included both internal and external tax professionals, prospective and existing Arthur Andersen LLP clients and other general industry-specific groups.

    "I am eager to accept the challenge as President and Chief Operating Officer and I am committed to management's collective focus on developing a strong market for our family of products and technologies," said Christopher Sauvigne, President and Chief Operating Officer. "Andrea's commitment to creating technologies for the advancement of the natural language, speech-centric markets is creating new opportunities for growth into larger markets each day, and I look forward to leading the Company into these emerging market opportunities."

    Andrea Electronics Corporation designs, develops and manufactures audio technologies and equipment for applications incorporating natural language interfaces. The Company's patented Active Noise Reduction (ANR) earphone, Active Noise Cancellation (ANC) near-field microphone and patented Digital Super Directional Array (DSDA(TM)) and patent-pending Directional Finding and Tracking Array (DFTA(TM)) far-field microphone technologies continue to be incorporated into a wide range of audio products to eliminate background noise and ensure the optimum performance of voice applications. Applications for the Company's technologies include: speech recognition programs, Internet telephony, video/audio conferencing, automobile PCs, home automation systems, hand-held devices and multiplayer online games, among others. OEM and software publisher customers and strategic partners of Andrea Electronics' include: Intel Corporation, Microsoft Corporation, IBM Corporation, Lernout & Hauspie Speech Products, Dragon Systems, Lotus Development Corporation, NEC, Mpath, Multitude, IDT, HyperGraphics, ILINC, ViA Inc., Conversational Computing Corporation and iSight, among others.

    This press  release  may  contain  "forward-looking  statements"  within the meaning of the Private Securities Litigation Reform Act of 1995. The words "anticipates," "believes," "estimates," "expects," "intends," "plans," "seeks," variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve matters that are subject to certain risks, uncertainties and assumptions that are difficult to predict, including economic, competitive, governmental, technological and other factors, that may affect the business and prospects of Andrea Electronics Corporation (the "Company"). The Company cautions investors about the following significant factors, which, among others, have in some cases affected the Company's actual results and are in the future likely to affect the Company's actual results and could cause them to differ materially from those expressed in any forward-looking statements: the rate at which Andrea Anti-Noise, DSDA, DFTA and other Andrea technologies are accepted in the marketplace; the competitiveness of Andrea Anti-Noise, DSDA, DFTA and other Andrea products in terms of technical specifications, quality, price, reliability and service; the sufficiency of the Company's funds for research and development, marketing and general and administrative expenses; infringement and other disputes relating to patents and other intellectual property rights held or licensed by the Company or third parties; and the Company's continuing ability to enter and maintain collaborative relationships with other manufacturers, software authoring and publishing companies, and distributors. These and other similar factors are discussed under the heading "Certain Factors that May Affect Future Results" included in the Management's Discussion and
Analysis of Financial Condition and Results of Operations in the Company's Annual Report on Form 10-K and in the Company's Annual Report to stockholders, and in documents subsequently filed by the Company with the Securities and Exchange Commission.

    "Andrea Anti-Noise", "DSDA" and "DFTA" are trademarks of Andrea Electronics Corporation or an Andrea Electronics Corporation subsidiary.

    To receive Andrea Electronics' latest news release and other corporate documents via FAX -- no cost -- please dial 1-800-PRO-INFO and input the Company's symbol AND, or visit Andrea Electronics' website at http://www.andreaelectronics.com.